UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2024

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California	91360-2362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amended and Restated Credit Agreement

On June 10, 2024, Teledyne Technologies Incorporated (“Teledyne”), as borrower and guarantor, and certain of its foreign subsidiaries, as designated borrowers, and its subsidiary Teledyne FLIR, LLC, as subsidiary guarantor, entered into a Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”), which amends and restates in its entirety Teledyne’s Amended and Restated Credit Agreement dated as of March 4, 2021, as amended by that certain First Amendment to Credit Agreement dated as of October 26, 2021 and that certain Second Amendment to Credit Agreement dated as of April 26, 2023 (the “Prior Credit Agreement”).

Pursuant to the Second Amended and Restated Credit Agreement, (i) the lenders thereunder have committed to make revolving loans, including revolving loans to repay swing line loans made thereunder by the Swing Line Lender (as defined therein), and/or to reimburse draws under letters of credit issued thereunder by the L/C Issuer (as defined therein) in an aggregate amount of up to $1,200,000,000, (ii) the L/C Issuer will issue such letters of credit in an aggregate face amount up to $500,000,000, and (iii) the Swing Line Lender will make such swing line loans in an aggregate amount up to $10,000,000.

Loans made under the Second Amended and Restated Credit Agreement mature on June 10, 2029. Interest accrues on the loans made under the Second Amended and Restated Credit Agreement in substantially the same manner as the Prior Credit Agreement.

Interest accrues on the loans made under the Second Amended and Restated Credit Agreement at variable rates at the borrower’s option based on (i) for loans denominated in U.S. dollars, either the then applicable Term SOFR Rate or Base Rate, and (ii) for loans denominated in an Alternative Currency, either the then applicable Alternative Currency Term Rate or Alternative Currency Daily Rate (each capitalized term in clauses (i) and (ii) as defined in the Second Amended and Restated Credit Agreement), plus, in each case, an applicable margin based on the then public debt ratings for Teledyne’s long-term, unsecured, no-credit enhanced indebtedness from certain ratings agencies as determined by reference to a grid provided in the definition therein for the Applicable Rate.

Teledyne Netherlands B.V. and Teledyne Digital Imaging, Inc., each of which is a subsidiary of Teledyne, are each a designated borrower under the Second Amended and Restated Credit Agreement with the right to request that the lenders advance revolving loans thereunder directly to such designated borrower. Teledyne has guaranteed the obligations of each such designated borrower. Teledyne FLIR, LLC, a subsidiary of Teledyne, is a subsidiary guarantor of Teledyne’s obligations under the Second Amended and Restated Credit Agreement.

The Second Amended and Restated Credit Agreement contains customary representations, covenants and events of default that are substantially similar to the representations, covenants and events of default set forth in the Prior Credit Agreement.

A copy of the Second Amended and Restated Credit Agreement is attached to this Report as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Second Amended and Restated Credit Agreement, dated as of June 10, 2024, by and among Teledyne Technologies Incorporated, as borrower and guarantor, the designated borrowers party thereto, the guarantor party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: June 11, 2024